Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned trustees and officers of Federal Realty Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint Donald C. Wood, Daniel Guglielmone and Dawn M. Becker, and each and any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto and thereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Donald C. Wood	Chief Executive Officer and Trustee (principal executive officer)	January 5, 2022
Donald C. Wood

/s/ Daniel Guglielmone	Executive Vice President and Chief Financial Officer and	January 5, 2022
Daniel Guglielmone	Treasurer (principal financial and accounting officer)

/s/ David W. Faeder	Non-Executive Chairman	January 5, 2022
David W. Faeder

/s/ Elizabeth I. Holland	Trustee	January 5, 2022
Elizabeth I. Holland

/s/ Nicole Y. Lamb-Hale	Trustee	January 5, 2022
Nicole Y. Lamb-Hale

/s/ Anthony P. Nader, III	Trustee	January 5, 2022
Anthony P. Nader, III

/s/ Mark S. Ordan	Trustee	January 5, 2022
Mark S. Ordan

/s/ Gail P. Steinel	Trustee	January 5, 2022
Gail P. Steinel